UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 15, 2017

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Znergy, Inc. (the “Company”) entered into employment agreements with David Baker and Christopher Floyd as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. Copies of the employment agreements are attached to this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Baker

On May 15, 2017 the Company entered into an employment agreement with David Baker, 40, to serve as Chief Executive Officer of the Company and to serve on its Board of Directors. There are no arrangements or understandings between Mr. Baker and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Baker has served the Company as Senior Vice President since October 2016, and as Chief Operating Officer since December 2016.  He has had a distinguished career in upper level management for several firms and as a founder of his own companies, exhibiting leadership and creativity in driving revenue growth and customer satisfaction.  From 2007 to 2016, Mr. Baker was partner in Prevail Property Management, a top property services company, responsible for sales, marketing and operations, during which time sales growth ranged from 20% to over 100% per year.  In 2004 Mr. Baker founded Extreme Green, a property services company, which he grew from startup to over 2,300 clients in three years before selling the business.  From 1995 through 2003, Mr. Baker held several positions of increasing responsibility in sales and marketing and sales management with TruGreen Chemlawn, a Fortune 500 company, where he was ranked in the top three out of 3,500 sales members for nine years.  He was key in developing and rolling out many successful sales campaigns and implementing operational procedures to successfully drive revenue and customer satisfaction.  In addition, Mr. Baker was crucial in the recruiting and training of new team members.

Baker Employment Agreement

The Company entered into an employment agreement with Mr. Baker dated May 15, 2017 (the “Employment Agreement”). The Employment Agreement has a term of three years, and Mr. Baker’s employment with the Company is on an at-will basis.

Mr. Baker (the “Executive”) will receive an annual base salary of $100,000 and will receive an annual performance based bonus within 45 days from the end of the Company’s fiscal year as determined by the Compensation Committee of the Board of Directors. Also, Executive will be paid a $6,000 bonus within five days of execution of the Employment Agreement. In addition, Executive was granted 5,000,000 shares of common stock of the Company, vested immediately, and was granted 5,000,000 options to purchase common stock of the Company at $0.10 per share (the “Options”).  The Options have a three-year expiration and vest one option for every two dollars of revenue recognized by the Company, with quarterly vesting.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Floyd

On May 15, 2017 the Company entered into an employment agreement with Christopher Floyd, 54, to serve as Chief Financial Officer of the Company and to serve on its Board of Directors. There are no arrangements or understandings between Mr. Floyd and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Floyd has served the Company as Chief Executive Officer and Chief Financial Officer since February 2016. He has worked in a variety of financial and operational capacities in startups and turnarounds and as a consultant, investment banker and auditor. He has deep experience in public company reporting and operations, fundraising, and transactions. Since 2012 he has run several companies and worked for a number of clients performing financial modeling, fundraising, accounting and strategic and business planning engagements. In 2010 and 2011 Mr. Floyd was the CFO for Blackhawk Healthcare, a $75 million revenue hospital group. Hired to effect a turnaround of the business, he created and implemented the plan, driving a $600K monthly net loss to a $100K monthly net income in six weeks. Mr. Floyd then negotiated the sale of the company, eliminating a $4 million personal liability to the Chairman. Previously, Mr. Floyd co-founded and lead Progressive Medical Care in New Orleans, a successful multi-physician clinic.  Prior to that he worked as COO, CFO and as a consultant at a number of companies. Following the fall of the Berlin Wall, Mr. Floyd worked for Ernst & Young in Berlin, Germany, performing audit and privatization engagements.  Mr. Floyd has a Master of Business Administration from the Wharton School of the University of Pennsylvania, 1991. He has a Bachelor of Science in Electrical Engineering from the University of South Florida, 1986.

Floyd Employment Agreement

The Company entered into an employment agreement with Mr. Floyd dated May 15, 2017 (the “Employment Agreement”). The Employment Agreement has a term of three years, and Mr. Floyd’s employment with the Company is on an at-will basis.

Mr. Floyd (the “Executive”) will receive an annual base salary of $100,000 and will receive an annual performance based bonus within 45 days from the end of the Company’s fiscal year as determined by the Compensation Committee of the Board of Directors. Also, Executive will be paid a $6,000 bonus within five days of execution of the Employment Agreement. In addition, Executive was granted 10,000,000 options to purchase common stock of the Company at $0.10 per share (the “Options”).  The Options have a three-year expiration and vest one option for every two dollars of revenue recognized by the Company, vesting quarterly.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.          Description
10.1                       Employment Agreement dated May 15, 2017, between Znergy, Inc. and David Baker.
10.2                       Employment Agreement dated May 15, 2017, between Znergy, Inc. and Christopher Floyd.
99.1                       Press release dated May 19, 2017 announcing the promotion of David Baker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: May 19, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chief Financial Officer